UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 5, 2005

MEDIA SCIENCES INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-16053	87-0475073
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Allerman Road, Oakland, New Jersey    07436
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code:  (201) 677-9311

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.313e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective December 5, 2005, we promoted Lawrence Anderson to the position of Chief Operating Officer.

On June 6, 2005, Mr. Anderson joined Media Sciences International, Inc. as our Vice President of Operations. From April 1997 to November 2000, Mr. Anderson was Vice President World Wide Operations for Katun Corporation, located in Bloomington, Minnesota. From January 2001 to November 2004, Mr. Anderson was Vice President Manufacturing/Operations for WatchGuard Technologies Inc., located in Seattle, Washington. Prior to joining our company, Mr. Anderson had been retired since November 2004.

Mr. Anderson does not serve as a director of another reporting company and does not have a family relationship with any director, executive officer, or nominee to become a director or an executive officer of our company.

Mr. Anderson’s employment is on at at-will basis. Mr. Anderson receives a salary at the rate of $160,000 per year, and received a signing bonus of $25,000 in June 2005. On June 6, 2005, we granted Mr. Anderson stock options to purchase 100,000 shares of our common stock, exercisable for ten years at $1.60 per share, subject to vesting over a five year period from June 6, 2005 at the rate of 20% per year. Mr. Anderson is entitled to four weeks of vacation per year worked, and to participate in our company employee benefits plans.

On July 19, 2005, the Compensation Committee of the Board of Directors established the criteria for potential cash bonus awards and the performance goals for our fiscal year ending June 30, 2006 for certain executive officers, including Mr. Anderson. For Mr. Anderson, 50% of the potential cash bonus will be based on the Company’s earnings per share (“EPS Bonus”) and 50% will based on achieving personal performance goals (“Performance Bonus”), such as achieving specified leadership initiatives, and the achievement of certain strategic and business goals including, but not limited to, customer growth, new product development, information technology upgrades, manufacturing efficiencies and corporate compliance goals. The EPS Bonus is to be paid if the Company’s earnings per share equals or exceeds a minimum level established by the Committee. If the minimum level is not achieved, no EPS Bonus will be paid. If the minimum level is achieved or exceeded, the amount of the EPS Bonus will based upon the level of earnings per share achieved by the Company. Assuming the minimum threshold is achieved and up to 100% achievement, the potential EPS bonus for Mr. Anderson is in the range of $6,400 to $32,000. If the Company achieves an earnings per share that is greater than the 100% of the targeted goal, the EPS Bonus payable will be greater, depending on the earnings per share achieved. The potential Performance Bonus for Mr. Anderson is up to $32,000.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA SCIENCES INTERNATIONAL, INC.

Date: December 6, 2005	By: /s/ Michael W. Levin Michael W. Levin, President

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